Exhibit 10.14

EXECUTION VERSION

AMENDMENT NO. 16

TO AMENDED AND RESTATED CREDIT AGREEMENT

AND WAIVER

THIS AMENDMENT NO. 16 TO AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER, dated as of December 9, 2008 (the “Agreement”) relating to the Credit Agreement referenced below, is by and among WOLVERINE TUBE, INC., a Delaware corporation (the “Company”), certain of its Subsidiaries identified as Subsidiary Borrowers on the signature pages hereto and any additional Subsidiaries of the Company which become parties to the Credit Agreement in accordance with the terms thereof (collectively referred to as the “Subsidiary Borrowers” and individually referred to as a “Subsidiary Borrower”) (hereinafter, the Company and the Subsidiary Borrowers are collectively referred to as the “Borrowers” or referred to individually as a “Borrower”), each of the financial institutions identified as Lenders on the signature pages hereto (the “Lenders” and each individually, a “Lender”), and WACHOVIA BANK, NATIONAL ASSOCIATION, (“Wachovia”), acting in the manner and to the extent described in Article XIII of the Credit Agreement (in such capacity, the “Administrative Agent” or the “Agent”). Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement and the provisions of Sections 1.2 and 1.3 of the Credit Agreement related to the definitions shall apply herein.

W I T N E S S E T H

WHEREAS, a credit facility has been extended to the Borrowers pursuant to the terms of that certain Amended and Restated Credit Agreement dated as of April 28, 2005 (as amended, modified or otherwise supplemented from time to time, the “Credit Agreement”) among the Borrowers, the Lenders, and the Administrative Agent;

WHEREAS, the Borrowers have advised the Administrative Agent that (i) the Borrowers have failed to comply with Section 8.3 of the Credit Agreement for the month ending October 31, 2008 and Section 7.1(b) of the Credit Agreement for the fiscal quarter ending September 30, 2008, resulting in the occurrence of Events of Default and (ii) the Borrowers do not believe that they will be able to comply with the requirements of existing Section 8.3 for the upcoming monthly periods;

WHEREAS, the Borrowers have requested that the Lenders waive the foregoing Event of Default and agree to amend Section 8.3 and certain other the provisions of the Credit Agreement; and

WHEREAS, the undersigned Lenders have agreed to waive the above-described Event of Default and to amend the Credit Agreement as contemplated herein pursuant to the terms and conditions herein, provided that the Borrowers pay to the Administrative Agent the sum of $10,440,230 in immediately available funds to be held by the Administrative Agent as cash collateral for the payment of the Obligations under the Credit Agreement;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

(A) Amendments to Credit Agreement. Effective on (and subject to the occurrence of) the Amendment No. 16 Effective Date (as hereinafter defined), the Credit Agreement shall be amended as follows:

1. The definition of Revolving Loan Commitment as set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Revolving Loan Commitment” means $19,884,400 (U.S.), as such amount may be reduced in accordance with Section 2.10.

2. Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Amendment No. 16 Effective Date” means December 9, 2008.

“Immediately Available Cash” means immediately available funds of the Credit Parties (other than funds which constitute cash collateral for any of the Obligations) that (a) are not subject to any Lien except the Liens in favor of the Administrative Agent hereunder or in favor of Wachovia Bank, National Association, as agent under the Receivables Agreement, (b) are on deposit (i) at any time while the Aggregate Invested Amount (as such term is defined in the Receivables Agreement) is $0, in a deposit account or money market deposit account at a bank reasonably acceptable to the Administrative Agent located in the United States or (ii) at any other time, in an account that is subject to the sole control of Wachovia Bank, National Association, as agent under the Receivables Agreement and (c) are available for immediate withdrawal without penalty or premium.

3. Section 2.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

2.10 Reduction of Revolving Loan Commitment

(a) Upon at least three (3) Business Days’ notice, the Borrowers may from time to time permanently reduce the Revolving Loan Commitment, provided that no reduction shall be made which would reduce the Revolving Loan Commitment to an amount less than the sum of Revolving Loans then outstanding plus LOC Obligations then outstanding.

(b) The Revolving Loan Commitment shall immediately and permanently reduced in an amount equal to (a) the amount by which the outstanding face amount of any outstanding Letter of Credit is permanently reduced and (b) the outstanding face amount of any Letter of Credit which is terminated with the written consent of the beneficiary thereof or expires in accordance with its terms.

4. Section 8.3 of the Credit Agreement is hereby amended by deleting the existing text of Section 8.3 in its entirety and by substituting the following:

8.3 Reserved

5. Section 8.4 of the Credit Agreement is hereby amended and restated in its entirety as follows:

8.4 Excess Liquidity

Beginning on the Amendment No. 16 Effective Date and continuing until the termination of this Credit Agreement and the repayment in full of all Obligations hereunder, the Domestic Consolidated Parties shall at all times maintain minimum Excess Liquidity of not less than $20,000,000, plus any unpaid portion of the Pension Payment; provided that in the event that on any measurement date, Excess Liquidity is less than such amount, the Borrowers may add to Excess Liquidity the amount of Immediately Available Cash to comply with this covenant.

(B) Representations and Warranties. Each Credit Party hereby represents and warrants that (i) the representations and warranties contained in Article VI of the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those representations and warranties which by their terms relate solely to an earlier date) and after giving effect to the transactions contemplated herein, (ii) no Default or Event of Default exists under the Credit Agreement on and as of the date hereof and after giving effect to the transactions contemplated herein, (iii) it has the corporate, limited liability company or limited partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary organizational action to authorize the execution, delivery and performance by it of this Agreement; (iv) it has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by general principles of equity and (v) neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof will violate or conflict in any material respect with any material provision of its articles or certificate of incorporation or certificate of limited partnership or certificate of formation, bylaws, agreement of limited partnership or limited liability company agreement or violate, contravene or conflict in any material respect with contractual provisions of, or cause an event of default under, any indenture, including without limitation the 2009 Senior Note Indenture or the 2009 Senior Exchange and Debenture Agreement, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound.

(C) Waiver. Pursuant to Section 14.6 of the Credit Agreement and subject to the terms and conditions hereof, including, without limitation, the conditions to effectiveness set forth in Section D of this Agreement, the Administrative Agent and the Lenders party hereto waive (i) any Default or Event of Default arising under (i) Section 11.1(c)(i) of the Credit Agreement as a result of any violation of Section 8.3 of the Credit Agreement for the period ending October 31, 2008 and (ii) Section 11.1(c)(ii) of the Credit Agreement as a result of any violation of Section 7.1(b) of the Credit Agreement for the period ending September 30, 2008.

(D) Effectiveness. This Agreement shall become effective upon the earliest date (the “Amendment No. 16 Effective Date”) on which the following conditions precedent have been satisfied:

1. Executed Agreement. The Administrative Agent shall have received a fully executed counterpart of this Agreement from each party hereto.

2. Amendment and Waiver Fee; Expenses. The Administrative Agent shall have received from the Borrowers payment of an amendment and waiver fee in the amount of $20,000 and payment of all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, including the reasonable fees and expenses of Winston & Strawn LLP, and all previously incurred fees and expenses in the amount of $107,563.13 which remain outstanding on the effective date of this Agreement.

3. Cash Collateral and Cash Collateral Agreement. The Company shall have (a) deposited the sum of $10,440,230 in immediately available funds (the “Cash Collateral”) in a demand deposit account in the name of the Company (the “Cash Collateral Account”) maintained at Wachovia Bank, National Association (the “Bank”) as cash collateral for all Obligations under the Credit Agreement, which Cash Collateral Account shall be subject to control arrangements acceptable to the Administrative Agent, including without limitation, a deposit account control agreement by and among the Administrative Agent, the Borrowers and the Bank, (b) executed and delivered to the Administrative Agent a cash collateral agreement in form and substance acceptable to the Administrative Agent and (c) executed and delivered to the Administrative Agent an amendment, in form and substance acceptable to the Administrative Agent, to the Cash Collateral Agreement dated August 8, 2008 by and among the Borrowers and the Administrative Agent (the “Existing Cash Collateral Agreement”), which amendment shall evidence the current amount of cash collateral deposited in the deposit account which is subject to the Existing Cash Collateral Agreement. The Borrowers shall not have access to the Cash Collateral Account.

4. Other Waivers. The Borrowers shall have delivered to the Administrative Agent copies of (i) the Waiver and Amendment No. 4 to Second Amended and Restated Receivables Purchase Agreement dated as of December [            ], 2008 executed by all parties thereto, whereby, among other things, The CIT Group/Business Credit, Inc. and Wachovia Bank, National Association waive any default or event of default under the Permitted Securitization caused by the Event of Default under the Credit Agreement described in the Recitals of this Agreement (the “Receivables Purchase Agreement Waiver”) and (ii) the waiver letter dated December [            ], 2008 executed by all parties thereto, whereby, among other things, HSBC Bank USA, National Association waives any default or event of default under the Consignment Agreement caused by the Event of Default under the Credit Agreement described in the Recitals of this Agreement (the “Consignment Agreement Waiver”). Pursuant to Section 9.13 of the Credit Agreement, the Administrative Agent hereby consents to the amendment of certain of the financial covenants of the Second Amended and Restated Receivables Purchase Agreement, as set forth in the Receivables Purchase Agreement Waiver.

5. Other Conditions Precedent. The Borrowers shall have completed all proceedings taken in connection with the transactions contemplated by this Agreement and delivered to the Administrative Agent all other documentation and other items incident thereto, and each shall be satisfactory to the Administrative Agent and its legal counsel, Winston & Strawn LLP.

(E) Refinancing of Obligations. The Borrowers have advised the Administrative Agent that they have solicited a third party bank to provide a $105,000,000 credit facility to the Borrowers consisting of a $65,000,000 revolving credit facility and a $20,000,000 term loan, and the option to increase such revolving credit facility by $25,000,000 (the “Proposed Facility”), a portion of the proceeds of which Proposed Facility will be used by the Borrowers to pay in full all Obligations under the Credit Agreement. The Borrowers agree that in consideration for the Administrative Agent’s agreement to provide the within and foregoing amendment to the terms of the Credit Agreement, the Borrowers shall apprise the Administrative Agent weekly in writing of the Borrowers’ progress and activity toward consummating the Proposed Facility.

(F) No Other Modification. Except to the extent specifically provided to the contrary in this Agreement, all terms and conditions of the Credit Agreement (including Exhibits and Schedules thereto), and the other Credit Documents shall remain in full force and effect, without modification or limitation. This Agreement shall not operate as a consent to any other action or inaction by the Borrowers or any other Credit Party, or as a waiver or amendment of any right, power, or remedy of any Lender or the Administrative Agent under the Credit Agreement or any other Credit Document nor constitute a consent to any such action or inaction, or a waiver or amendment of any provision contained in the Credit Agreement or any other Credit Document except as specifically provided herein. This Agreement shall not be deemed to (a) be a waiver of, or consent to, any other Default or Event of Default or a modification or amendment of, any other term or condition of the Credit Agreement or any other Credit Document, (b) prejudice any other right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Credit Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, (c) be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrowers or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Credit Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (d) be a waiver of any of the Events of Default specified herein on any other occasion or be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Credit Parties. Each of the Credit Parties acknowledges, confirms and agrees that the Credit Documents to which it is a party remain in full force and effect as of the date hereof and continue to secure all Obligations of each such Credit Party to any Lender or the Administrative Agent, and novation of any kind is hereby expressly disclaimed.

(G) Release. In consideration of entering into this Agreement, each Credit Party (a) represents and warrants to the Administrative Agent and each Lender that as of the date hereof there are no causes of action, claims, actions, proceedings, judgments, suits, demands, damages or offsets against or defenses or counterclaims to its Obligations or Secured Obligations under the Credit Documents and furthermore, such Credit Party waives any and all such causes of action, claims, actions, proceedings, judgments, suits, demands, damages, offsets, defenses or counterclaims whether known or unknown, arising prior to the date of this Agreement and (b) releases the Administrative Agent and each Lender and each of their respective Affiliates, Subsidiaries, officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, actions, proceedings, judgments, suits, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act with respect to any Credit Document, on or prior to the date hereof.

(H) Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina, without regard to the principles governing conflicts of laws thereof.

(I) INCORPORATION BY REFERENCE OF CERTAIN PROVISIONS. THE PROVISIONS IN SECTIONS 14.5, 14.6, 14.8, 14.9, 14.10, 14.12, 14.13, 14.14, 14.15, 14.19 AND 14.24 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.

[SIGNATURE PAGES FOLLOW]

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

COMPANY:

WOLVERINE TUBE, INC.

By:
Name:	Harold M. Karp
Title:	President and COO

SUBSIDIARY BORROWERS:

TF INVESTOR, INC.

By:
Name:	Harold M. Karp
Title:	President

TUBE FORMING HOLDINGS, INC.

By:
Name:	Harold M. Karp
Title:	President

TUBE FORMING, L.P.

By:	Tube Forming Holdings, Inc., its General Partner
By:
	Name:	Harold M. Karp
	Title:	President

WOLVERINE FINANCE, LLC

By:
Name:	Harold M. Karp
Title:	Chief Manager

WOLVERINE JOINING TECHNOLOGIES, LLC

By:
Name:	Harold M. Karp
Title:	President

WT HOLDING COMPANY, INC.

By:
Name:	Harold M. Karp
Title:	President and COO

AGENT AND LENDERS:

WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent and as a Lender

By:
Name:
Title:

(signature pages end)

December 9, 2008

Wolverine Tube, Inc.

200 Clinton Avenue, Suite 1000

Huntsville, Alabama 35801

Wolverine Joining Technologies, LLC

235 Kilvert Street

Warwick, Rhode Island 02886

Ladies and Gentlemen:

Reference is hereby made to that certain CONSIGNMENT AGREEMENT (the “Consignment Agreement”), dated as of February 16, 2007, by and between HSBC BANK USA, NATIONAL ASSOCIATION, a bank organized under the laws of the United States of America with offices at 452 Fifth Avenue, New York, New York 10018 (“HSBC”); and WOLVERINE TUBE, INC., a Delaware corporation with its principal place of business at 200 Clinton Avenue, Suite 1000, Huntsville, Alabama 35801 (“Wolverine Tube”), and WOLVERINE JOINING TECHNOLOGIES, LLC, a Delaware limited liability company and successor by merger to WOLVERINE JOINING TECHNOLOGIES, INC., a Delaware corporation with its principal place of business at 235 Kilvert Street, Warwick, Rhode Island 02886 (“Wolverine Joining”) (Wolverine Tube and Wolverine Joining are hereinafter sometimes referred to individually as a “Company” and collectively as the “Companies”). All capitalized terms used herein without definition shall have the meanings assigned by the Consignment Agreement.

Paragraph 7.7(a) of the Consignment Agreement provides that the Companies must comply with all provisions of the Credit Agreement, as amended from time to time. At the request of the Companies and contingent upon receipt by the Companies of a corresponding waiver from Wachovia Bank, N.A., HSBC waives any Events of Default arising under the Consignment Agreement as a result of (a) any Defaults or Events of Default (both as defined in the Credit Agreement) arising under Section 11.1(c)(i) of the Credit Agreement as a result of a violation of Section 8.3 of the Credit Agreement for the month ending October 31, 2008 and Section 7.1(b) of the Credit Agreement for the fiscal quarter ending September 30, 2008; and (b) any Default or Event of Default (both as defined in the Credit Agreement) arising under Section 11.1(e) of the Credit Agreement as a result of the occurrence of an amortization event, termination event, event of default or other similar event under the Permitted Securitization (as defined in the Credit Agreement) or the Consignment Agreement prior to the date of this waiver.

In addition, at the request of the Companies, HSBC waives the Event of Default (as defined in the Consignment Agreement) resulting from the failure of the Companies to deliver a

Wolverine Tube, Inc.

Wolverine Joining Technologies, LLC

December 9, 2008

copy of Wolverine Tube’s Quarterly Report on Form 10-Q filed with the United States Securities and Exchange Commission to HSBC within sixty (60) days after September 30, 2008.

HSBC shall not have an obligation hereunder to forbear from legal action or the exercise of creditor remedies if, after the date hereof, the Companies shall fail to comply with the provisions of the Consignment Agreement or any other document evidencing or securing the obligations and indebtedness of the Companies to HSBC or if there shall be in existence on the date hereof or any date in the future any other default by the Companies in their obligations to HSBC. This waiver is made without prejudice to any and all other rights and remedies HSBC may have under applicable law or under any other document evidencing or securing any obligation of the Companies to HSBC, except as expressly limited hereby. In addition, the foregoing waiver is strictly limited as set forth herein and shall not be construed as a precedent for any other waiver, including without limitation, any future waiver of the provision listed herein. The absence of any specific waiver of any of the foregoing Events of Default on any prior date shall not be construed as a basis for any additional or other present or future waiver of any provision of the Consignment Agreement or any document or instrument securing the Consignment Agreement.

This waiver may be executed with one or more counterparts hereof, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Very truly yours, HSBC BANK USA, NATIONAL ASSOCIATION

By:

Title:

Acknowledged and Agreed to: WOLVERINE TUBE, INC.

By:

Title:

WOLVERINE JOINING TECHNOLOGIES, LLC

By:

Title: